UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 7, 2021

CONTANGO OIL & GAS COMPANY

(N/K/A L MERGER SUB LLC)

(Exact Name of Registrant as Specified in Charter)

Texas	001-16317	95-4079863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 E. 5th Street, Suite 300

Fort Worth, Texas

(Address of Principal Executive Offices)

76102

(Zip code)

(817) 529-0059

(Registrant’s telephone number, including area code)

Contango Oil & Gas Company

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.04 per share	MCF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the closing of the Transactions (as defined below), on December 7, 2021, Contango Oil & Gas Company (the “Company” or “Contango”) terminated that certain Credit Agreement, dated September 17, 2019, by and among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and each of JPMorgan Chase Bank, N.A., Royal Bank of Canada and Cadence Bank, N.A. (as amended from time to time, the “Credit Agreement”). In connection with the termination of the Credit Agreement, all outstanding obligations for principal, interest and fees under the Credit Agreement were paid off in full, and all liens securing such obligations and guarantees of such obligations and securing any letter of credit or hedging obligations permitted by the Credit Agreement to be secured by such liens were released and in connection therewith, all of Contango’s existing commodity hedging agreements were novated to Crescent (as defined below).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 7, 2021 (the “Closing Date”), the Company consummated the transactions contemplated by the Transaction Agreement, dated as of June 7, 2021 (the “Transaction Agreement”), among the Company, Independence Energy LLC (“Independence”), Crescent Energy Company (f/k/a IE PubCo Inc.) (“Crescent”), IE OpCo LLC (“OpCo”), IE L Merger Sub LLC (“L Merger Sub”) and IE C Merger Sub Inc. (“C Merger Sub”), pursuant to which each of the Company and Independence became wholly owned subsidiaries of Crescent. Prior to the consummation of the Transactions, the name of Crescent was changed from “IE PubCo Inc.” to “Crescent Energy Company.”

Pursuant to the Transaction Agreement, (i) Independence merged with and into OpCo, with OpCo surviving (the “Isla Merger”), (ii) immediately following the Isla Merger, C Merger Sub merged with and into the Company, with the Company surviving as a direct wholly owned subsidiary of Crescent (the “Merger”), (iii) immediately following the Merger, the Company merged with and into L Merger Sub, with L Merger Sub surviving as a direct wholly owned subsidiary of Crescent (the “LLC Merger” and such entity surviving the LLC Merger, the “Surviving Entity”), (iv) immediately following the LLC Merger, Crescent contributed (the “Contribution”) 100% of the equity interests in L Merger Sub to OpCo in exchange for 127,536,463 units representing economic limited liability company interests in OpCo and (v) immediately following the Contribution, OpCo contributed L Merger Sub to Independence Energy Finance, LLC (such transactions contemplated by the Transaction Agreement, the “Transactions”).

As of the Merger Effective Time (as defined in the Transaction Agreement), each eligible share of common stock, par value $0.04 per share, of the Company (the “Contango Common Stock”) issued and outstanding immediately prior to the Merger Effective Time was automatically converted into the right to receive 0.2000 shares (the “Exchange Ratio”) of Class A common stock, par value $0.0001 per share of Crescent (the “Crescent Common Stock”), with cash paid in lieu of fractional shares. Additionally, at the Merger Effective Time, each outstanding award of (i) Company restricted stock vested in full and was converted into the right to receive unrestricted shares of Crescent Common Stock (together with any cash to be paid in lieu of fractional shares) equal to the product of (A) the number of shares of Contango Common Stock subject to such award, and (B) the Exchange Ratio, reduced by any applicable tax withholding; and (ii) Company performance stock units, whether vested or unvested, was fully vested and cancelled in exchange for a number of shares of Crescent Common Stock (together with any cash to be paid in lieu of fractional shares) equal to the product of (A) the number of shares of Contango Common Stock subject to such award based on achievement of the performance criteria set forth in the applicable award agreement at maximum performance levels, and (B) the Exchange Ratio, reduced by any applicable tax withholding. Further, immediately prior to the Merger Effective Time, each award of options to purchase Contango Common Stock that was out-of-the-money was cancelled in exchange for no consideration, and each award of options to purchase Contango Common Stock that was in-the-money vested in full and was deemed net-exercised in exchange for a number of shares of Contango Common Stock equal to (x) the number of shares of Contango Common Stock subject to such award, multiplied by (y) the excess of the fair market value of a share of Contango Common Stock minus the exercise price per share of Contango Common Stock subject to such award, and then divided by (z) the fair market value of a share of Contango Common Stock.

As a result of the closing of the Transactions, Independence shareholders collectively hold approximately 75% of outstanding Crescent Common Stock, and the former stockholders of the Company hold approximately 25% of the outstanding Crescent Common Stock as of the Closing Date.

The issuance of Crescent Common Stock pursuant to the terms of the Transaction Agreement was registered under the Securities Act of 1933, as amended, pursuant to the Crescent’s registration statement on Form S-4 (333-258157) initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 23, 2021 (as amended by Amendment No. 1 and Amendment No. 2 thereto, the “Registration Statement”) and declared effective on November 3, 2021. The definitive joint proxy statement/prospectus, dated November 3, 2021 (the “Joint Proxy Statement/Prospectus”), that forms a part of the Registration Statement contains additional information about the Transactions.

The descriptions of the Transaction Agreement and the Transactions is only a summary and does not purport to be complete and is subject to and qualified in its entirety by reference to (i) the other items of this Current Report, (ii) the Joint Proxy Statement/Prospectus, and (iii) the full text of the Transaction Agreement, which is filed as Exhibit 2.1 to this Current Report.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Transactions, on December 7, 2021, the Company notified the NYSE American that the Transactions had been consummated and requested that the trading of shares of Contango Common Stock on the NYSE American be suspended and that the listing of such shares on the NYSE American be withdrawn. In addition, the Company requested the NYSE American file with the SEC a notification on Form 25 to report the delisting of Contango Common Stock from the NYSE American and to deregister shares of Contango Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company’s Board of Directors approved the delisting on June 7, 2021, and authorized the officers of the Company to take all necessary actions to delist the Contango Common Stock from the NYSE American upon closing of the Transactions, subject to stockholder approval. The Contango Common Stock will cease being traded prior to the opening of the market on December 8, 2021, and will no longer be listed on the NYSE American.

In addition, the Company intends to file a Form 15 with the SEC to terminate the registration under the Exchange Act of the Common Stock and suspend the reporting obligations of Contango under Sections 13(a) and 15(d) of the Exchange Act.

Item 3.03	Material Modification of Rights of Security Holders.

As a result of the consummation of the Transactions, on December 7, 2021, each share of Contango Common Stock outstanding immediately prior to the Merger (other than treasury shares held by the Company, which were cancelled for no consideration) was converted into the right to receive 0.2000 shares of Crescent Common Stock, and the rights of the holders of shares of Contango Common Stock were modified.

The information set forth under Item 2.01, 3.01 and 5.01 of this Current Report are incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

Pursuant to the terms of the Transaction Agreement, at the closing of the Transactions, the Company became an indirectly wholly-owned subsidiary of Cresent and, accordingly, a change in control of the Company occurred.

The information set forth in Item 2.01, Item 3.01, Item 5.02 and Item 5.03 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Officers and Directors

In accordance with the terms of the Transaction Agreement, as of the Merger Effective Time, each director of the Company as of immediately prior to the effectiveness of the Merger ceased his or her respective service as a director of the Company and all of the incumbent officers of the Company as of immediately prior to the effectiveness of the Merger, were removed as officers of the Company.

As of and after the effective time of the LLC Merger (the “LLC Effective Time”), the sole member of L Merger Sub is Crescent. Following the Contribution described in Item 2.01 above, Independence Energy Finance, LLC became the sole member of the Surviving Entity, such member to serve until its successor has been duly elected or appointed and qualified or until its resignation or removal in accordance with the organizational documents of the Surviving Entity.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On the Closing Date, the Company filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of Texas, as applicable, the certificates of merger relating to the Merger and the LLC Merger. At the LLC Effective Time, the certificate of formation of L Merger Sub in effect immediately prior to the LLC Effective Time became the certificate of formation of the Surviving Entity (the “Certificate of Formation”). A copy of the Certificate of Formation is filed as Exhibit 3.1 and is incorporated herein by reference. In addition, at the LLC Effective Time, L Merger Sub’s limited liability company agreement as in effect immediately prior to the LLC Merger became the limited liability company agreement of the Surviving Entity.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Transaction Agreement dated as of June 7, 2021, by and among Contango Oil & Gas Company, Independence Energy LLC, a Delaware limited liability company, IE PubCo Inc., a Delaware corporation, IE OpCo LLC, a Delaware limited liability company, IE C Merger Sub Inc., a Texas corporation and IE L Merger Sub LLC, a Delaware limited liability company (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Contango Oil & Gas Company on June 8, 2021).

3.1	Certificate of Formation of IE L Merger Sub LLC, dated June 3, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

L MERGER SUB LLC

By: Crescent Energy Company, its sole member

Date: December 7, 2021	By:	/s/ David C. Rockecharlie
David C. Rockecharlie
Chief Executive Officer